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                                                                     EXHIBIT 3.2

                                    Delaware
                                                                          PAGE 1
                                 The First State

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

      "ABC MERGER CORP.", A DELAWARE CORPORATION,

      WITH AND INTO "AMERICAN BUILDING CONTROL, INC." UNDER THE NAME OF "MDI, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SECOND DAY OF SEPTEMBER, A.D. 2004, AT 4:54 O'CLOCK P.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE TWENTY-FOURTH DAY OF SEPTEMBER, A.D. 2004.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE AND KENT COUNTY RECORDER OF DEEDS.

                                    /s/ Harriet Smith Windsor
                   [SEAL]           -----------------------------------------
                                    Harriet Smith Windsor, Secretary of State

                                               AUTHENTICATION: 3367635

                                                         DATE: 09-22-04

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      State of Delaware
     Secretary of State
  Division of Corporations
Delivered 04:53 PM 09/22/2004
  FILED 04:54 PM 09/22/2004
SRV 040686519 - 2535391 FILE

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                                ABC MERGER CORP.
                                 WITH AND INTO
                        AMERICAN BUILDING CONTROL, INC.

                         Pursuant to Section 253 of the
              General Corporation of Law of the State of Delaware

      American Building Control, Inc., a Delaware corporation (the "Company"), does hereby certify to the following facts relating to the merger (the "Merger") of ABC Merger Corp., & Delaware corporation (the "Subsidiary"), with and into the Company, will the Company remaining as the surviving corporation:

      FIRST: The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL"). The Subsidiary is incorporated pursuant to the DGCL.

      SECOND: The Company owns all of the outstanding shares of each class of capital stock of the Subsidiary.'

      THIRD: The Board of Directors of the Company, by the following resolutions duly adopted on September 17, 2004, determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:

            WHEREAS, American Building Control, Inc., a Delaware corporation (the "Company"), owns all of the outstanding shares of the capital stock of ABC Merger Corp., a Delaware corporation (the "Subsidiary"); and

            WHEREAS, the Board of Directors of the Company has deemed it advisable that the Subsidiary be merged with and into the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware;

                     NOW, THEREFORE, BE IT AND IT HEREBY IS

            RESOLVED, that, effective upon the filing of (or at such subsequent time as may be specified in) the Certificate of Ownership and Merger filed in respect thereof (the "Effective Time"), the Subsidiary shall be merged with end into the Company with the company being the surviving corporation (the "Merger"); and

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            FURTHER RESOLVED, that it is intended that the Merger qualify as a tax-free reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, and that these resolutions constitute a plan of reorganization within the meaning of Section 368; and

            FURTHER RESOLVED, that, at any time prior to the Effective Time, the Merger may be amended modified, terminated or abandoned by action of the Board of Director of the Company; and

            FURTHER RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding or treasury share of capital stock of the Company shall remain unchanged and continue to remain outstanding or held in treasury, respectively, as one share of capital stock of the Company, held by the person who was the holder of such share of capital stock of the Company immediately prior to the Merger; and

            FURTHER RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof; and

            FURTHER RESOLVED, that, at the Effective Time, Article 1 of the Certificate of Incorporation of the Company shall be amended to read in its entirety as follows:

                  "1. The name of the Corporation is MDI, Inc."

            FURTHER RESOLVED, that each officer of the Company is authorized to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions, and the date of adoption thereof, in the discretion of such officer to specify therein an Effective Time subsequent to the filing thereof and to file the same in the office of the Secretary of State of the State of Delaware; and

            FURTHER RESOLVED, that in connection with changing the Company's name, each officer of the Company is authorized, in the name on behalf of the Company, to enter into any agreements with the office of the Secretary of State of the State of Delaware, and to make and execute such additional certificates and to file the same in the office of the Secretary of State of the State of Delaware, in each case as may, in his or her judgment, be required or advisable; and

            FURTHER RESOLVED, that in order for the Company to comply with all applicable regulations and requirements of federal, state, local and foreign governmental agencies and exchanges, each officer of the Company is authorized in the name and on behalf of the Company, to prepare, execute and file or cause to be filed all reports, statements, documents, undertakings, commitments and information with any exchange or governmental agencies as may, in his or her judgment, be required or advisable in connection with the Merger or the Company's name change; and

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            FURTHER RESOLVED, that, after the Effective Time, each officer of the Company is hereby authorized, in the name and on behalf of the Company, to apply to, and to take such steps end to execute such documents as may be necessary or desirable to, change, the name in which the Company is qualified to do business, in such jurisdictions as it is qualified, to reflect the change in the Company's name; and

            FURTHER RESOLVED, that, after the Effective Time, each officer of the Company is hereby authorized, in the name and on behalf of the Company, to apply to, and to take such steps and to execute such documents as may be necessary or desirable to, use any alternate name, fictitious name, assumed name or other name in such jurisdictions as the Company is qualified, if such officer determines it is necessary or desirable for the Company to use an alternate name, fictitious name, assumed name or other name; and

            FURTHER RESOLVED, that, effective immediately following the Effective Time, the By-laws of the Company shall be amended by deleting the name "American Building Control, Inc." wherever it appears and substituting the name "MDI, Inc."; and

            FURTHER RESOLVED, that, after the Effective Time, each officer of the Company is hereby authorized, in the name and on behalf of the Company, to prepare, execute and file a listing application or supplemental listing application, and such other documents, and to take such steps, as may be necessary or desirable, with the NASDAQ National Market System and if such officer determines it required or advisable, any other exchanges on which the Company has listed securities, to reflect the change in the Company's Name; and

            FURTHER RESOLVED, that all actions to be taken or heretofore taken by any officer or agent of the Company in connection with any matter referred to or contemplated by any of the foregoing resolutions be, and they hereby are, approved ratified and confirmed in all respects; and

            FURTHER RESOLVED, that each officer of the Company is authorized to do all acts and things and to sign, seal, execute, acknowledge, file, deliver and record all papers, instruments, agreements, documents and certificates, find to pay all charges, fees, taxes and other expenses, from time to time necessary, desirable or appropriate to be done, signed, sealed, executed, acknowledged, filed, delivered, recorded or paid, under any applicable law, or otherwise, and to certify as having been adopted by this Board of Directors any form of resolution required by any law, regulation or agency, in order to effectuate the purpose of the foregoing resolutions or any of them or to carry out the transactions contemplated hereby.

      FOURTH: The Company shall be the surviving corporation of the Merger. The name of the surviving corporation shall be amended in the Merger to be "MDI, Inc."

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      FIFTH: The Certificate of Incorporation in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article 1 there of shall be amended to read in its entirety as follows;

                   "The name of the Corporation is MDI, Inc."

      SIXTH: This certificate of Ownership and Merger, and the Merger herein, shall not become effective until, and shall become effective at 5:00 p.m. on September 24, 2004.

      IN WITNESS WHEREOF, the Company has caused this certificate of Ownership and Merger to be executed by its duly authorized officer this 22nd day of September, 2004.

                                            AMERICAN BUILDING CONTROL, INC.

                                            By: Richard A. Larsen
                                                -----------------------------
                                            Name: Richard A. Larsen
                                            Office: Senior Vice President,
                                                    General Counsel & Secretary